Exhibit 99.1

U.S. Energy Corp. Reports Financial and Operating Results for First Quarter 2023

HOUSTON, May 11, 2023 — U.S. Energy Corporation (NASDAQ: USEG, “U.S. Energy” or the “Company”), a growth-focused energy company engaged in operating a portfolio of high-quality producing oil and natural gas assets, today reported financial and operating results for the three months ended March 31, 2023.

FIRST QUARTER 2023 HIGHLIGHTS

●	Net daily production of 1,726 barrels of oil equivalent per day (“Boe/d”), a 29% increase over first quarter of 2022
●	Produced oil volumes of 91,311 barrels, or 59% of total production
●	Adjusted EBITDA of $1.2 million
●	Returned $0.6 million to shareholders through quarterly cash dividend
●	In April 2023, announced $5.0 million share repurchase program

MANAGEMENT COMMENTARY

“We are pleased with our operational performance in the first quarter and have continued to carry forward the momentum created during 2022,” said Ryan Smith, CEO of U.S. Energy Corp. “Our strategic focus on acquiring and developing mature producing assets in our core focus areas has positioned us well to weather industry cycles and generate sustainable returns for our shareholders. In April, as a recent example of this, we recently expanded our capital returns program by initiating the Company’s first share repurchase program, which reflects our confidence in the underlying business and our firm commitment to making shareholder returns a key tenet of our capital allocation strategy.

“Looking ahead, we will continue to pursue opportunities to optimize our portfolio and enhance shareholder value. Our experienced team and long-standing relationships with industry partners give us a competitive edge in identifying and executing on value-enhancing opportunities. We are committed to disciplined capital allocation to create and maintain value and believe that building a diversified, well-balanced portfolio of producing assets is key to generating reliable cash flows and delivering consistent returns.”

PRODUCTION UPDATE

During the first quarter of 2023, the Company produced 155,329 Boe, or an average of 1,726 Boe/d, a 29% increase compared to 120,712 Boe, or an average of 1,341 Boe/d, during the first quarter of 2022.

	1Q 2023	1Q 2022
Sales Volume (Total)
Oil (Bbls)	91,311	90,821
Gas and liquids (Mcfe)	384,106	179,343
Sales volumes (Boe)	155,329	120,712
Average Daily Production (Boe/d)	1,726	1,341
Average Sales Prices
Oil (Bbl)	$77.70	$86.25
Gas and liquids (Mcfe)	$3.06	$5.79
Barrel of Oil Equivalent	$53.25	$73.50

FIRST QUARTER 2023 FINANCIAL RESULTS

U.S. Energy reported total oil and gas sales of approximately $8.3 million for the first quarter of 2023, compared to $8.9 million in the first quarter of 2022. The decline in revenue was primarily due to a 28% decline in realized prices. Sales from oil production represented 86% of total revenue during the quarter, down slightly from 88% in the first quarter of 2022.

The Company recorded lease operating expense (“LOE”) of approximately $4.5 million, or $29.12 per Boe, for the first quarter of 2023, as compared to $2.7 million, or $22.66 per Boe, in the first quarter of 2022. LOE increased due to increased activity as a result of unplanned maintenance on a portion of the Company’s South Texas assets. These assets have since been brought back to production.

Severance and Ad Valorem taxes in the third quarter were approximately $0.5 million, as compared to approximately $0.6 million in the second quarter. On a percentage basis, U.S. Energy paid approximately 6.3% of total oil and natural gas sales revenue in taxes during the quarter.

Cash general and administrative (“G&A”) expenses were approximately $2.0 million, or $13.17 per Boe, during the first quarter of 2023, as compared to approximately $1.4 million, or $11.98 per Boe, during the prior period.

Based on a realized price of $53.25 per Boe, the Company achieved an operating margin of $7.61 per Boe, or 14% for the first quarter of 2023, down from $30.48 per Boe, or 41%, from the first quarter of 2022. Operating costs, including LOE, production taxes and cash G&A increased by 6% year-over-year while realized prices declined by 28%, resulting in margin compression.

Adjusted EBITDA, excluding the impact of hedges, was $1.2 million. The Company reported a net loss of $1.2 million, or a loss of $0.05 per diluted share, which includes a $1.3 million net unrealized gain on the value of derivative contracts.

RETURN OF CAPITAL PROGRAM

Consistent with the Company’s long-term return of capital strategy, the Company’s board of directors paid a $0.0225 per share dividend to shareholders of record on February 23, 2023.

Subsequent to the end of the first quarter of 2023, the Company announced that its board of directors authorized a share repurchase program under which the Company may purchase up to $5.0 million of its outstanding shares of common stock in the open market, in accordance with all applicable securities laws and regulations, including Rule 10b-18 of the Securities Exchange Act of 1934.

Finally, on May 8, 2023, the Company declared a cash dividend payable on May 30, 2023, to stockholders of record as of the close of business on May 19, 2023.

STRATEGIC UPDATE

U.S. Energy’s portfolio comprises mature, producing assets that generate high-margin free cash flow, which we allocate to maintaining a quarterly cash dividend, opportunistically repurchasing our common stock, and paying down the outstanding balance on our revolving credit facility. Our aim is to achieve greater scale through the acquisition of high-quality, low-decline assets, which can provide a platform for sustained profitability. As we add new assets to the portfolio, we expect cash flows to increase, creating potential for an increased return of capital program.

HEDGING PROGRAM UPDATE

The following table reflects the hedged volumes under U.S. Energy’s commodity derivative contracts and the average fixed, floor and ceiling prices at which production is hedged for the remainder of 2023:

	Collars
Period	Commodity	Volume (Bbls)	Floor ($ / Bbl)	Ceiling ($ / Bbl)
Q2 2023	Crude Oil	53,500	$60.00	$81.04
Q3 2023	Crude Oil	52,600	$60.00	$81.04
Q4 2023	Crude Oil	51,200	$60.00	$81.04

	Swaps
Period	Commodity	Volume (Bbls | MMBtu)	Avg Price ($/Bbl | $/MMBtu)
Q2 2023	Crude Oil	6,000	$59.02

BALANCE SHEET UPDATE

As of March 31, 2023, the Company had debt outstanding of $12.0 million on its revolving credit facility with availability of $8.0 million and a cash balance of approximately $2.4 million.

CONFERENCE CALL AND WEBCAST

U.S. Energy will host an investor conference call tomorrow at 8:30 a.m. Eastern Time to discuss these operating and financial results. Interested parties may join the call by dialing 1-877-407-3982 (U.S.), or 1-201-493-6780 (international), at least 15 minutes before the call begins and providing the Conference ID: 13738723. A telephonic replay will be available for fourteen days following the call by dialing 1-844-512-2921 (U.S.) or 1-412-317-6671 (international)and providing the replay PIN number: 13738723.

A webcast of the conference call will be available in the Investor Relations section of the Company’s website at www.usnrg.com. To listen to the live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software.

ABOUT U.S. ENERGY

We are a growth company focused on consolidating high-quality producing assets in the United States with the potential to optimize production and generate free cash flow through low-risk development while maintaining an attractive shareholder returns program. We are committed to ESG stewardship and being a leader in reducing our carbon footprint in the areas in which we operate. More information about U.S. Energy Corp. can be found at www.usnrg.com .

FORWARD-LOOKING STATEMENTS

Certain of the matters discussed in this communication which are not statements of historical fact constitute forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995, that involve a number of risks and uncertainties. Words such as “strategy,” “expects,” “continues,” “plans,” “anticipates,” “believes,” “would,” “will,” “estimates,” “intends,” “projects,” “goals,” “targets” and other words of similar meaning are intended to identify forward-looking statements but are not the exclusive means of identifying these statements.

Important factors that may cause actual results and outcomes to differ materially from those contained in such forward-looking statements include, without limitation, risks associated with the integration of the recently acquired assets; the Company’s ability to recognize the expected benefits of the acquisitions and the risk that the expected benefits and synergies of the acquisition may not be fully achieved in a timely manner, or at all; the amount of the costs, fees, expenses and charges related to the acquisitions; the Company’s ability to comply with the terms of its senior credit facilities; the ability of the Company to retain and hire key personnel; the business, economic and political conditions in the markets in which the Company operates; fluctuations in oil and natural gas prices, uncertainties inherent in estimating quantities of oil and natural gas reserves and projecting future rates of production and timing of development activities; competition; operating risks; acquisition risks; liquidity and capital requirements; the effects of governmental regulation; adverse changes in the market for the Company’s oil and natural gas production; dependence upon third-party vendors; risks associated with COVID-19, the global efforts to stop the spread of COVID-19, potential downturns in the U.S. and global economies due to COVID-19 and the efforts to stop the spread of the virus, and COVID-19 in general; economic uncertainty relating to increased inflation and global conflicts; the lack of capital available on acceptable terms to finance the Company’s continued growth; and other risk factors included from time to time in documents U.S. Energy files with the Securities and Exchange Commission, including, but not limited to, its Form 10-Ks, Form 10-Qs and Form 8-Ks. Other important factors that may cause actual results and outcomes to differ materially from those contained in the forward-looking statements included in this communication are described in the Company’s publicly filed reports, including, but not limited to, the Company’s Annual Report on Form 10-K for the year ended December 31, 2021. These reports and filings are available at www.sec.gov.

The Company cautions that the foregoing list of important factors is not complete. All subsequent written and oral forward-looking statements attributable to the Company or any person acting on behalf of any Sale Agreement Parties are expressly qualified in their entirety by the cautionary statements referenced above. Other unknown or unpredictable factors also could have material adverse effects on U.S. Energy’s future results. The forward-looking statements included in this press release are made only as of the date hereof. U.S. Energy cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, U.S. Energy undertakes no obligation to update these statements after the date of this release, except as required by law, and takes no obligation to update or correct information prepared by third parties that are not paid for by U.S. Energy. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

U.S. ENERGY CORP. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	March 31, 2023	December 31, 2022

ASSETS
Current assets:
Cash and equivalents	$2,421	$4,411
Oil and natural gas sales receivable	2,048	3,193
Marketable equity securities	107	107
Other current assets	1,160	558
Real estate assets held for sale, net of selling costs	175	175

Total current assets	5,911	8,444

Oil and natural gas properties under full cost method:
Unevaluated properties	1,584	1,584
Evaluated properties	204,282	203,144
Less accumulated depreciation, depletion, amortization and impairment	(98,825)	(96,725)

Net oil and natural gas properties	107,041	108,003

Property and equipment, net	861	651
Right-of-use asset	813	868
Other assets	343	354

Total assets	$114,969	$118,320

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$7,641	$7,832
Accrued compensation and benefits	357	1,111
Commodity derivative liability-current	369	1,694
Asset retirement obligations-current	657	668
Current lease obligation	174	189

Total current liabilities	9,198	11,494

Credit facility	12,000	12,000
Asset retirement obligations- noncurrent	15,091	14,774
Long-term lease obligation, net of current portion	750	794
Deferred tax liability	836	898
Other noncurrent liabilities	6	6

Total liabilities	37,881	39,966

Commitments and contingencies (Note 8)

Shareholders’ equity:
Common stock, $0.01 par value; 245,000,000 shares authorized; 25,234,672 and 25,023,812 shares issued and outstanding at March 31, 2023 and December 31, 2022, respectively	252	250
Additional paid-in capital	217,265	216,690
Accumulated deficit	(140,429)	(138,586)

Total shareholders’ equity	77,088	78,354

Total liabilities and shareholders’ equity	$114,969	$118,320

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

U.S. ENERGY CORP. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2023 AND 2022

(In thousands, except share and per share amounts)

	2023	2022

Revenue:
Oil	$7,095	$7,833
Natural gas and liquids	1,177	1,039

Total revenue	8,272	8,872

Operating expenses:
Lease operating expense	4,523	2,735
Production taxes	520	572
Depreciation, depletion, accretion and amortization	2,417	1,886
General and administrative expenses	2,772	2,946
Total operating expenses	10,232	8,139

Operating (loss) income	(1,960)	733

Other income (expense):
Commodity derivative gain (loss)	919	(6,837)
Marketable equity securities gain	-	81
Interest expense, net	(268)	(50)
Total other income (expense)	651	(6,806)

Net loss before income taxes	(1,309)	(6,073)
Income tax benefit	62	2,689
Net loss	$(1,247)	$(3,384)

Basic and diluted weighted average shares outstanding	25,178,565	23,717,240
Basic and diluted net loss per share	$(0.05)	$(0.14)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

U.S. ENERGY CORP. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED MARCH 31, 2023 AND 2022

(in thousands)

	2023	2022

Cash flows from operating activities:
Net loss	$(1,247)	$(3,384)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation, depletion, accretion, and amortization	2,417	1,886
Deferred income taxes	(62)	(2,689)
Unrealized (gain) loss on commodity derivatives	(1,325)	5,193
Gain on marketable equity securities	-	(81)
Amortization of debt issuance costs	12	10
Stock-based compensation	727	1,500
Right of use asset amortization	55	24
Changes in operating assets and liabilities:
Oil and natural gas sales receivable	1,145	(3,337)
Other assets	52	(212)
Accounts payable and accrued liabilities	(715)	2,594
Accrued compensation and benefits	(754)	(990)
Payments on operating lease liability	(58)	(27)
Payments for asset retirement obligations	(11)	-

Net cash provided by operating activities	236	487

Cash flows from investing activities:
Acquisition of properties	-	(783)
Oil and natural gas capital expenditures	(1,106)	(855)
Expenditures for cash calls	-	(1,456)
Property and equipment expenditures	(261)	(159)

Net cash used in investing activities	(1,367)	(3,253)

Cash flows from financing activities:
Borrowings on credit facility	-	4,000
Repayment of debt	-	(3,847)
Payment of fees for credit facility	-	(172)
Repayments of insurance premium finance note payable	(112)	(78)
Exercise of warrant	-	195
Shares withheld to settle tax withholding obligations for restricted stock awards	(151)	(307)
Dividends paid	(596)	-

Net cash used in financing activities	(859)	(209)

Net decrease in cash and equivalents	(1,990)	(2,975)

Cash and equivalents, beginning of period	4,411	4,422

Cash and equivalents, end of period	$2,421	$1,447

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements. Please see Note-15- Supplemental Disclosures of Cash Flow Information.

ADJUSTED EBITDA RECONCILIATION

In addition to our results calculated under generally accepted accounting principles in the United States (“GAAP”), in this earnings release we also present Adjusted EBITDA. Adjusted EBITDA is a “non-GAAP financial measure” presented as supplemental measures of the Company’s performance. It is not presented in accordance with accounting principles generally accepted in the United States, or GAAP. The Company defines Adjusted EBITDA as net income (loss), plus net interest expense, net unrealized loss (gain) on change in fair value of derivatives, income tax (benefit) expense, deferred income taxes, depreciation, depletion, accretion and amortization, one-time costs associated with completed transactions and the associated assumed derivative contracts, non-cash share-based compensation, transaction related expenses, transaction related acquired realized derivative loss (gain), and loss (gain) on marketable securities. Company management believes this presentation is relevant and useful because it helps investors understand U.S. Energy’s operating performance and makes it easier to compare its results with those of other companies that have different financing, capital and tax structures. Adjusted EBITDA is presented because we believe it provides additional useful information to investors due to the various noncash items during the period. Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our operating results as reported under GAAP. Some of these limitations are: Adjusted EBITDA does not reflect cash expenditures, or future requirements for capital expenditures, or contractual commitments; Adjusted EBITDA does not reflect changes in, or cash requirements for, working capital needs; Adjusted EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments; although depreciation and amortization are noncash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements; and other companies in this industry may calculate Adjusted EBITDA differently than the Company does, limiting its usefulness as a comparative measure.

The Company’s presentation of this measure should not be construed as an inference that future results will be unaffected by unusual or nonrecurring items. We compensate for these limitations by providing a reconciliation of this non-GAAP measure to the most comparable GAAP measure, below. We encourage investors and others to review our business, results of operations, and financial information in their entirety, not to rely on any single financial measure, and to view this non-GAAP measure in conjunction with the most directly comparable GAAP financial measure.

	Three Months Ended
	March 31,	March 31,
	2023	2022

Net Income	$(1,247)	$(3,384)

Depreciation, depletion, accretion and amortization	2,417	1,886
Unrealized loss (gain) on commodity derivatives	(1,325)	5,193
Interest Expense, net	268	50
Deferred income taxes	(62)	(2,689)
Non-cash stock-based compensation	726	1,500
Transaction related expenses	-	406
Transaction related acquired realized derivative losses	405	1,220
Loss (gain) on marketable securities	-	(81)
Total Adjustments	2,429	7,485

Total Adjusted EBITDA	$1,182	$4,101

INVESTOR RELATIONS CONTACT

U.S. Energy Corp.

IR@usnrg.com

(303) 993-3200

www.usnrg.com